PS23-023 Amendment Agreement Template v20190325 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. AMENDMENT AGREEMENT NO. 2 This Amendment Agreement No. 2 to the Polestar 2 Model Year Program License, License Assignment and Service Agreement (“Amendment”) is between Volvo Car Corporation, Reg. No. 556074-3089, a corporation organized and existing under the laws of Sweden (“Volvo Cars”) and Polestar Performance AB, 556653-3096, a corporation organized and existing under the laws of Sweden (“Polestar”). Each of Volvo Cars and Polestar is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have entered into a Polestar 2 Model Year Program License, License Assignment and Service Agreement (PS21-007) dated 13 April 2021 and into the Amendment Agreement No. 1 (Agreement no. PS22-012) to the foregoing agreement dated 9 November 2022 (combined and in the form of the amended version, the “Agreement”). B. The Parties now wish to amend the Agreement to the extent set out below. C. Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENT The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force on the date this Amendment is signed by the last Party to sign it (as indicated by the date associated with that Party’s signature). 2. AMENDMENTS Appendix 1 to the Agreement shall be replaced in its entirety by Appendix 1 attached to this Amendment. Appendix 2 to the Agreement shall be replaced in its entirety by Appendix 2 attached to this Amendment. PS23-023 Amendment Agreement Template v20190325 3. CUMULATIVE CONDITIONS The Parties acknowledge and agree that this Amendment Agreement is entered and fully binding between the Parties under the cumulative conditions that (i) it is fully signed by the Parties and (ii) approved by Polestar Board of Directors which is assumed to take place 28 February 2024. 4. GENERAL PROVISIONS This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement. No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment. Sections 17 and 18 of the Agreement shall apply to this Amendment as well. The Parties may execute this Amendment in counterparts, including electronic copies, which taken together will constitute one instrument. ______________________________ [SIGNATURE PAGE FOLLOWS] PS23-023 Amendment Agreement Template v20190325 VOLVO CAR CORPORATION POLESTAR PERFORMANCE AB By: By: Printed Name: Maria Hemberg Printed Name: Jonas Engström Title: General Counsel Title: Head of Operations Date: Dec 23 2023 Date: Jan 4 2024 By: By: Printed Name: Johan Ekdahl Printed Name: Anna Rudensjö Title: CFO Title: General Counsel Date: Jan 4 2024 Date: Jan 5 2024 Internal Information - Polestar Appendix 1 Poles tar 2 Technical Specification Mode l Year Program s ([***]) PS23 -0 2 3

Internal Information - Polestar General Description The Polestar 2 vehicle has been launched and introduced for sale in severalmarkets of the world . The production of the Polestar 2 is taking place in Luqiao (Taizhou) in China and the production started in 2021w07. The Polestar 2 is based on [***]. The technical content included in the following model year programs will be delivered according to this Agreement and as specified in this Appendix 1. 2 PS23-023 Internal Information - Polestar General Description This Appendix includes a description of the technical specification. [***] 3 PS23-023 Internal Information - Polestar Description of Technical Categories 4 PS23-023 [***] Internal Information - Polestar General Description – Technical Content [***] 5 PS23 -023 [***]

Internal Information - Polestar General Description – Technical Content[***] 6 PS23 -023 [***] Internal Information - Polestar General Description – Technical Content [***] 7 PS23 -023 [***] Internal Information - Polestar General Description – Technical Content [***] 8 PS23 -023 Internal Information - Polestar General Description – Technical Content [***] 9 PS23 -023

Internal Information - Polestar 10 Technical Content – [***] PS23-023 Internal Information - Polestar Technical Content – [***] 11 PS23 -023 Internal Information - Polestar Technical Content – [***] 12 PS23 -023 Internal Information - Polestar Technical Content – [***] 13 PS23 -023

PS23-023 APPENDIX 2 FEE 1. GENERAL 1.1 This Appendix determines the Fee for the deliveries under this Agreement. 1.2 Any capitalised terms used but not specifically defined in this Appendix shall have the meanings set out for such terms in the License and Service Agreement. In addition, the capitalised terms set out below shall for the purpose of this Appendix have the meaning described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. 2. FEE 2.1 Principles for determining the Fee. [***] 2.2 [***] 3. PAYMENT TERMS 3.1 [***] 4. FINANCIAL REPORTING 4.1 [***] _____________________________